AMENDMENT TO MASTER SUB-ACCOUNTING SERVICES AGREEMENT

This Amendment to Master Sub-Accounting Services Agreement (“Amendment”) is made as of August 1, 2013, by and between Putnam Investment Management, LLC (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Accounting Agent”).

WHEREAS, the Administrator and the Sub-Accounting Agent entered into that certain Master Sub-Accounting Services Agreement dated as of January 1, 2007 (as amended, modified and supplemented from time to time, the “Agreement”); and

WHEREAS, the Administrator and Sub-Accounting Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the Administrator and the Sub-Accounting Agent hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1. The first sentence of Section 6(a) of the Agreement is hereby deleted and replaced with the following:

“This Agreement shall continue in full force and effect for an additional term commencing on the date hereof and ending December 31, 2020 (the “Additional Term”), and, after that, shall automatically renew for additional consecutive three (3) year terms, in each case unless either party gives one hundred eighty (180) days’ prior written notice to the other of its intent not to renew. During the Additional Term and thereafter: (i) either party may terminate this Agreement in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, in either case within 60 days’ written notice of such breach, and (ii) the Administrator may terminate this Agreement with respect to any Fund or Portfolio(s) of a Fund in the event that the Fund or its Portfolio(s) are liquidated or merged into or consolidated with another person. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, upon receipt of a final bill from the Sub-Accounting Agent, the Administrator shall pay Sub-Accounting Agent all accrued and unpaid fees and expenses under this Agreement. For the avoidance of doubt, the Administrator reserves the right to close sleeves of the Portfolios and share classes of the Funds without penalty.

Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 3 and 5 of this Agreement shall survive termination of this Agreement for any reason.

Notwithstanding any term herein to the contrary, this Agreement may, at the sole option of the Sub-Accounting Agent, be terminated (in its entirety, with respect to any particular Fund, or with respect to its applicability to any particular Portfolio, as may be applicable) without prior notice by the Sub-Accounting Agent in the event of (i) any termination by a Fund of its custodial services agreement with State Street Bank and Trust Company (in each such case, in such agreement’s entirety, with respect to any particular Fund, or with respect to its applicability to any particular Portfolio, as may be applicable) or (ii) any termination of the Administration Agreement or the termination or resignation of the Administrator under the Administration Agreement (in each such case, in such agreement’s entirety, with respect to any particular Fund, or with respect to its applicability to any particular Portfolio, as may be applicable).

2. Sections 6(b), 6(c), 6(d), 6(e), and 6(f) of the Agreement are hereby deleted in their entirety.

3. Section 11.9 of the Agreement is hereby modified to update the Sub-Accounting Agent’s contact information as follows:

“To the Sub-Accounting Agent:	STATE STREET BANK AND TRUST COMPANY
1200 Crown Colony Drive
Quincy, MA 02169

Attention: Michael E. Hagerty, Senior Vice President
Telephone: 617-662-3630
Telecopy: 617-662-3690”

4. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

5. Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

PUTNAM INVESTMENT MANAGEMENT, LLC

By: /s/ Steven D. Krichmar
Name:	Steven D. Krichmar
Title:	Chief of Operations

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

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APPENDIX A
TO
MASTER SUB-ACCOUNTING SERVICES AGREEMENT

	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
PUTNAM AMERICAN GOVERNMENT INCOME FUND	033	38MG
PUTNAM ARIZONA TAX EXEMPT INCOME FUND	855	38RH

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund	259	38MY
Putnam Dynamic Asset Allocation Conservative Fund	264	38MZ
Putnam Dynamic Asset Allocation Growth Fund	250	38MX

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND	027	38Q5
PUTNAM CONVERTIBLE SECURITIES FUND	008	38QG
PUTNAM DIVERSIFIED INCOME TRUST	075	38MS
PUTNAM EQUITY INCOME FUND	012	38QH
PUTNAM EUROPE EQUITY FUND	057	38MH

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund	EB3	38V5
Putnam Absolute Return 300 Fund	EC3	38V6
Putnam Absolute Return 500 Fund	DK6	38V7
Putnam Absolute Return 700 Fund	ED8	38V8
Putnam Asia Pacific Equity Fund	GC4	38CA
Putnam Capital Spectrum Fund	GA6	38VW
Putnam Dynamic Asset Allocation Equity Fund	FL7	38ZA
Putnam Dynamic Risk Allocation Fund	EC2	38BG
Putnam Emerging Markets Equity Fund	CT2	38P4
Putnam Emerging Markets Income Fund	NE3	38AN
Putnam Equity Spectrum Fund	GA7	38VX
Putnam Floating Rate Income Fund	29X	38PJ
Putnam Global Consumer Fund	EJ3	38VA
Putnam Global Dividend Fund	NE9	38AO
Putnam Global Energy Fund	EK2	38VB
Putnam Global Financials Fund	EK9	38VD
Putnam Global Industrials Fund	EL8	38VE
Putnam Global Sector Fund	GV5	38WA
Putnam Global Technology Fund	EM7	38VF
Putnam Global Telecommunications Fund	EN6	38VG
Putnam Intermediate-Term Municipal Income Fund	ND5	38AM
Putnam International Value Fund	2CE	38ND
Putnam Low Volatility Equity Fund	NF7	38AP
Putnam Money Market Liquidity Fund	AD5	38UM
Putnam Multi-Cap Core Fund	HF8	38WG
Putnam Retirement Income Fund Lifestyle 2	LF2	38BA
Putnam Retirement Income Fund Lifestyle 3	7BF	38PL

	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
Putnam Short Duration Income Fund	LU7	38BE
Putnam Short Term Investment Fund	NB2	38AJ
Putnam Short-Term Municipal Income Fund	NC7	38AL
Putnam Small Cap Growth Fund	2HF	38NI
Putnam Strategic Volatility Equity Fund	NG5	38AQ

PUTNAM GLOBAL EQUITY FUND	005	38QE
PUTNAM GLOBAL HEALTH CARE FUND	021	38QJ
PUTNAM GLOBAL INCOME TRUST	041	38QL
PUTNAM GLOBAL NATURAL RESOURCES FUND	018	38MD
PUTNAM GLOBAL UTILITIES FUND	840	38Q1
PUTNAM HIGH INCOME SECURITIES FUND	061	38MJ
PUTNAM HIGH YIELD ADVANTAGE FUND	060	38MI
PUTNAM HIGH YIELD TRUST	014	38PD
PUTNAM INCOME FUND	004	38QD
PUTNAM INTERNATIONAL EQUITY FUND	841	38NX

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund	2II	38S9
Putnam Growth Opportunities Fund	2AP	38QR
Putnam International Capital Opportunities Fund	2AZ	38PG
Putnam International Growth Fund	539	38NV
Putnam Multi-Cap Value Fund	2OV	38NO
Putnam Research Fund	2AQ	38NB
Putnam Small Cap Value Fund	2MF	38NL

PUTNAM INVESTORS FUND	003	38QB
PUTNAM MANAGED MUNICIPAL INCOME TRUST	052	38R1
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND	845	38RD
PUTNAM MASTER INTERMEDIATE INCOME TRUST	074	38MR
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND	846	38RE
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND	847	38RF
PUTNAM MONEY MARKET FUND	010	38Q2
PUTNAM MORTGAGE RECOVERY FUND	MC3	38VU
PUTNAM MULTI-CAP GROWTH FUND	852	38NY
PUTNAM MUNICIPAL OPPORTUNITIES TRUST	582	38RB
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND	019	38Q4
PUTNAM NEW YORK TAX EXEMPT INCOME FUND	030	38Q6
PUTNAM OHIO TAX EXEMPT INCOME FUND	848	38RG
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND	047	38R0
PUTNAM PREMIER INCOME TRUST	073	38MQ

PUTNAM RETIREMENT READY FUNDS
on behalf of:
Putnam RetirementReady 2055 Fund	KT2	38KB
Putnam RetirementReady 2050 Fund	7CR	FFAM

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	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
Putnam RetirementReady 2045 Fund	40M	FFAD
Putnam RetirementReady 2040 Fund	40F	FFAB
Putnam RetirementReady 2035 Fund	49Y	FFAL
Putnam RetirementReady 2030 Fund	49R	FFAJ
Putnam RetirementReady 2025 Fund	49K	FFAI
Putnam RetirementReady 2020 Fund	49D	FFAH
Putnam RetirementReady 2015 Fund	48W	FFAG
Putnam Retirement Income Funds Lifestyle 1	48P	FFAF

PUTNAM TAX EXEMPT INCOME FUND	011	38Q3
PUTNAM TAX EXEMPT MONEY MARKET FUND	062	38R4

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund	035	38Q7
Putnam Tax-Free High Yield Fund	036	38Q8

PUTNAM US GOVERNMENT INCOME TRUST	032	38MF

PUTNAM VARIABLE TRUST
on behalf of:
Putnam VT Absolute 500 Return Fund	LC3	38AD
Putnam VT American Government Income Fund	2PX	38NP
Putnam VT Capital Opportunities Fund	23K	38QO
Putnam VT Diversified Income Fund	961	38PA
Putnam VT Equity Income Fund	23N	38QP
Putnam VT George Putnam Balanced Fund	2IS	38QV
Putnam VT Global Asset Allocation Fund	070	38MO
Putnam VT Global Equity Fund	016	38QI
Putnam VT Global Health Care Fund	2IW	38QW
Putnam VT Global Utilities Fund	152	38QN
Putnam VT Growth and Income Fund	066	38ML
Putnam VT Growth Opportunities Fund	2PU	38QY
Putnam VT High Yield Fund	067	38MN
Putnam VT Income Fund	068	38QM
Putnam VT International Equity Fund	2DO	38NF
Putnam VT International Growth Fund	2DP	38NG
Putnam VT International Value Fund	2DN	38NE
Putnam VT Investors Fund	2IO	38QU
Putnam VT Money Market Fund	069	38RG
Putnam VT Multi-Cap Growth Fund	098	38PF
Putnam VT Multi-Cap Value Fund	23H	38MV
Putnam VT Research Fund	2LA	28PH
Putnam VT Small Cap Value Fund	2MJ	38NM
Putnam VT Voyager Fund	065	38PE

PUTNAM VOYAGER FUND	007	38MB

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	Putnam Fund	State Street
FUND/PORTFOLIO	#	Fund #
THE GEORGE PUTNAM FUND OF BOSTON	001	38QA
THE PUTNAM FUND FOR GROWTH AND INCOME	002	38MA

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